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                                                                    EXHIBIT 99.1

                                                         [HYPERCOM(R) LOGO]


CONTACTS:
Jonathon E. Killmer                 Maureen McGarrigle
Hypercom Corporation                Hypercom Corporation
602.504.5000                        602.504.4802
jkillmer@hypercom.com               mmcgarrigle@hypercom.com


            HYPERCOM CORPORATION CLOSES ON AND RECEIVES FUNDING FROM
                        OVER $63 MILLION IN NEW FINANCING
                                       -
 $45 MILLION OF DEBT AND $18.4 MILLION OF EQUITY PROVIDE RESOURCES TO REFINANCE CURRENT DEBT AS WELL AS WORKING CAPITAL TO ACCELERATE EPIC EXPANSION WORLDWIDE


PHOENIX - AUGUST 2, 2001 - Hypercom Corporation (NYSE: HYC) today closed and received funding from a $45 million financing package led by Foothill Capital Corporation, a wholly-owned subsidiary of Wells Fargo & Company (NYSE: WFC). Concurrent with the financing, Hypercom raised $18.4 million in privately placed common equity. This debt and equity package entirely replaces the Company's existing principal lending facility. It will be used for general corporate purposes, including the satisfaction of working capital and capital expenditure needs.

         "We are very pleased that we have concluded the new financing process and raised new equity, too," said Christopher S. Alexander, president and chief executive officer, Hypercom Corporation. "We believe these transactions reflect our new lenders' and investors' confidence in our industry and technology leadership, and their support of our strategic direction. We now have the resources we need to aggressively pursue our business strategy. This milestone is especially important because of the tremendous acceptance of, and demand for, our new generation EPIC (ePOS-infocommerce(TM)) ICE(TM) (Interactive Consumer Environment) point-of-sale terminals and related EPIC value-added applications. We will now be in a position to fully deliver these to our worldwide customers without the funding constraints we have recently experienced," said Alexander.

         "An example of the acceptance of our new platform is our recent announcement that Concord EFS, Inc., a leading electronic payment processor, has selected Hypercom's high performance ICE 5700 card payment terminal with integrated motorized check reader as the platform for the new STAR Universal Terminal(sm). This is a visionary approach by Concord and one that would not be possible without the technologically advanced products that Hypercom has developed," said Alexander.


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         In connection with closing the Foothill financing, and in a separate arrangement, Michelle Investments LLC, which provided $15 million in interim financing with warrants to the Company in June, purchased $7.5 million in Hypercom common stock. In addition, several individual investors purchased $7.5 million in Hypercom common stock.

         In addition, investors who had purchased $3.4 million principal amount of convertible promissory notes in June 2001, converted the notes and purchased shares of common stock.


ABOUT FOOTHILL CAPITAL CORPORATION

         Foothill Capital Corporation is a leading provider of asset-based financing to middle market companies throughout North America. In addition, Foothill Capital has successfully completed financings for many innovative, "non-traditional," secured lending transactions. Foothill Capital is a subsidiary of Wells Fargo & Company, a $280 billion diversified financial services company providing banking, insurance, investments, mortgage and consumer finance through more than 5,400 stores, the Internet (wellsfargo.com) and other distribution channels across North America and elsewhere internationally. For more information, visit Foothill Capital on the Internet at www.foothillcapital.com.


ABOUT HYPERCOM (www.hypercom.com)

         Hypercom Corporation (NYSE: HYC) is the leading global provider of electronic payment solutions that add value at the point-of-sale for consumers, merchants and acquirers, and yield increased profitability for its customers. Hypercom's products include secure web-enabled transaction terminals that work seamlessly with its networking equipment and software applications for e-commerce, m-commerce, smart cards and traditional payment applications. The company's widely-accepted ePOS-infocommerce(TM)(epic) framework of consumer-activated, EMV-certified, touch-screen ICE (Interactive Consumer Environment) terminals enable acquirers and merchants to decrease costs, increase revenues and improve customer retention.

         Headquartered in Phoenix, Arizona, Hypercom is independently acknowledged as the leading provider of point-of-sale card payment terminals worldwide. Demand for Hypercom's terminals surpassed one million units last year alone. Hypercom today maintains an installed base of more than 4 million terminals in over 100 countries, which conduct over 10 billion transactions annually.

Hypercom is a registered trademark of Hypercom Corporation. ePOS-infocommerce and ICE are trademarks of Hypercom Corporation. All other products or services mentioned in this document are trademarks, service marks, registered trademarks or registered service marks of their respective owners.

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FORWARD-LOOKING STATEMENTS

         This press release includes statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). Hypercom Corporation claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms "may," "believes," "projects," "expects," or "anticipates," and do not reflect historical facts.

         Forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of Hypercom to be materially different from those expressed or implied by such forward-looking statements. Factors that could affect Hypercom's results and cause them to materially differ from those contained in the forward-looking statements include uncertainties relating to:

- The company's ability to improve product quality, security and reliability, and manufacturing processes, especially for new products and product extensions; market acceptance of products and services; its ability to increase gross margins and reduce expenses; increasing competition especially relative to market size and growth rates; economic conditions; industry and technological changes; the composition, timing and size of orders from major customers; inventory obsolescence; cannibalization of legacy products by new products; the possibility of asset write downs or increases in reserves; and risks associated with international operations, including currency fluctuations.

- Risk factors and cautionary statements made in Hypercom's Annual Report on Form 10-K for the period ended December 31, 2000 and Quarterly Report on Form 10-Q for the period ended March 31, 2001.

- Other factors that Hypercom is currently unable to identify or quantify, but may arise or become known in the future.

         In addition, the foregoing factors may affect generally Hypercom's business, results of operations and financial position.

         Forward-looking statements speak only as of the date the statement was made. Hypercom does not undertake and specifically disclaims any obligation to update any forward-looking statements.

         Our statement regarding our industry leadership is derived from industry surveys of worldwide POS terminal shipments.

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